UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2014

COBRA ELECTRONICS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-511	36-2479991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 West Cortland Street, Chicago, Illinois	60707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (773) 889-8870

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed on August 28, 2014 with the Securities and Exchange Commission (the “SEC”) by Cobra Electronics Corporation, a Delaware corporation (the “Company”), on August 27, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Venom Electronics Holdings, Inc., a Delaware corporation (“Parent”), Venom Electronics Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and the Company. Parent and Purchaser are affiliates of Monomoy Capital Partners II, L.P., a Delaware limited partnership, and MCP Supplemental Fund II, L.P., a Delaware limited partnership. Pursuant to the Merger Agreement, on September 10, 2014, Purchaser commenced a tender offer to purchase all of the outstanding shares of common stock of the Company, par value $0.33 1/3 per share (which we refer to as “Shares”), at a price per Share, net to the seller in cash of $4.30 (the “Offer Price”), without interest and less any applicable withholding taxes thereon, upon the terms and subject to the conditions set forth in the offer to purchase and in the related letter of transmittal and other related materials, dated as of and filed with the SEC on September 10, 2014, as amended or supplemented from time to time, the “Offer.”

The Offer expired at 12:00 midnight, New York City time, at the end of the day on October 7, 2014 (the “Expiration Time”), as scheduled, and was not extended. American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”), advised the Company and Purchaser that, as of the Expiration Time, a total of 4,942,953 Shares had been validly tendered and not withdrawn pursuant to the Offer (not including 41,182 Shares tendered pursuant to notices of guaranteed delivery), which tendered Shares represented approximately 74.86% of the outstanding Shares. As a result, Purchaser accepted for payment (such time of acceptance for payment, the “Acceptance Time”) all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares has been made to the Depositary, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the Merger (as defined below), the Company repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment of the Credit Agreement, dated as of July 16, 2010 (as amended, modified, supplemented or restated from time to time), by and among the Company, Harris N.A., as administrative agent, and the other parties and lenders thereto. No penalties were due in connection with such repayments.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note, Item 3.01 and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

Overview

On October 8, 2014, the Company, as the borrower, entered into a Credit Agreement dated as of October 8, 2014 with Aspen Finco, LLC (“Finco”), as agent, the lenders party thereto, Parent, as parent and as guarantor, and the other parties thereto, (the “New Credit Agreement”).

The New Credit Agreement provides for (i) term loans in an aggregate principal amount not to exceed $26,500,000 (the “Term Facility” and the loans thereunder, the “Term Loans”) and (ii) revolving loans of up to $35,000,000 in the aggregate (the “Revolving Loans”) under the senior secured loan facility (the “Revolving Credit Facility” and together with the Term Facility, the “New Credit Facilities”). Concurrently with the consummation of the Merger, the full amount of the Term Loans was drawn and a Revolving Loan in the amount of $27,900,000 was drawn.

Interest Rate and Fees

The Term Loan will bear interest at the rate of ten percent (10%) per annum. With respect to any Term Loan, 60% of such accrued interest will be payable in kind and added to the then outstanding principal balance of such Term Loan, and 40% of such interest will be payable in full in cash. Revolving Loans will bear interest at a rate of five percent (5%) per annum payable in cash.

Prepayments

Subject to certain exceptions, the New Credit Facilities are subject to mandatory prepayments in amounts equal to: (1) the amount of any AHYDO catch-up payments, (2) the difference of (a) the outstanding amounts under the Revolving Credit Facility on such date, and (b) the aggregate amount of Revolving Loans permitted pursuant to Section 2.1 of the New Credit Agreement, (3) all of the net cash proceeds from any non-ordinary course sale or other disposition of assets (including as a result of casualty or condemnation) by the Company or any of its Domestic Subsidiaries (as defined in the New Credit Agreement) subject to customary reinvestment provisions and certain other exceptions, including relating to the application of such proceeds towards the replacement of assets, (4) all extraordinary receipts in excess of a certain amount and subject to certain exceptions, and (5) 100% of the net cash proceeds from the issuance and sale of equity in the Company or incurrence of debt by the Company or any of its Subsidiaries (as defined in the New Credit Agreement) (other than indebtedness permitted by the New Credit Facilities). The Company may voluntarily prepay outstanding loans at any time.

Amortization

The Term Loans and Revolving Loans will mature on April 8, 2020. The New Credit Facilities do not amortize, however each is repayable in full at maturity.

Guaranty and Security

In connection with the New Credit Facilities, Parent entered into a General Continuing Guaranty Agreement, dated as of October 8, 2014 in favor of Finco (the “Guaranty Agreement”), and Parent and Borrower entered into a Security Agreement, dated as of October 8, 2014 in favor of Finco (the “Security Agreement”, together with the Guaranty Agreement, the “Guaranty and Security Agreements”). Pursuant to the Guaranty and Security Agreements, Parent guaranteed amounts borrowed under the New Credit Facilities. Pursuant to the Security Agreements, amounts borrowed under the New Credit Facilities provided by any lender party to the New Credit Facilities or any of its affiliates are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and Parent’s tangible and intangible assets (subject to certain exceptions), including U.S. registered intellectual property and all of the capital stock of the Company.

Certain Covenants and Events of Default

The New Credit Facilities contain a number of customary affirmative and negative covenants that, among other things, will limit or restrict the ability of the Parent, the Company and their Subsidiaries to: incur additional indebtedness (including guarantee obligations); incur liens; engage in mergers, consolidations, liquidations and dissolutions (other than pursuant to the transactions contemplated by the Merger Agreement); sell assets; pay dividends and make other payments in respect of capital stock; make acquisitions, investments, loans and advances; pay and modify the terms of certain indebtedness; engage in certain transactions with affiliates; enter into negative pledge clauses and clauses restricting subsidiary distributions; and change its line of business, in each case, subject to certain limited exceptions. In addition, under the New Credit Facilities, the Parent, the Company and its Subsidiaries will be required to satisfy a specified fixed charge coverage ratio.

The New Credit Facilities contain customary events of default, including: nonpayment of principal, interest, fees or other amounts; material inaccuracy of a representation or warranty when made; violation of a covenant; cross-default to material indebtedness; bankruptcy events; inability to pay debts or attachment; material unsatisfied judgments; actual or asserted invalidity of any security document; and a change of control. The Company’s ability to borrow under the New Credit Facilities will be dependent on, among other things, its compliance with the above-described financial ratio. Failure to comply with this ratio or the other provisions of the New Credit Facilities (subject to certain grace periods) could, absent a waiver or an amendment from the lenders under such agreement, restrict the availability of the Revolving Credit Facility and permit the acceleration of all outstanding borrowings under the New Credit Agreements.

Certain Relationships

The lenders under the New Credit Agreements and their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On October 8, 2014, Purchaser merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). As a result of the Merger, the Company became a wholly-owned subsidiary of Parent. In connection with the consummation of the Offer and the Merger, the Company (i) notified the NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ file with the SEC a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Shares on NASDAQ was suspended as of the close of trading on October 8, 2014. The Company also intends to file with the SEC a Form 15 requesting that the Company’s reporting obligations under Section 13 and 15(d) of the Exchange Act be suspended.

The information contained in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Change in Control of Registrant.

As described in the Introductory Note above, at the Acceptance Time, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. As a result of the acceptance of such Shares, a change in control of the Company has occurred.

As described above, the Merger was completed on October 8, 2014. The Merger was governed by Section 251(h) of the General Corporation Law of the State of Delaware, with no stockholder vote required to consummate the Merger. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time (other than (i) Shares held by stockholders who properly exercised and perfected appraisal rights under Delaware law and (ii) Shares owned directly or indirectly by the Company, Parent, Purchaser or their respective affiliates) were converted into the right to receive the Offer Price in cash, without interest and less any applicable withholding taxes.

The total amount of funds required to consummate the Offer and purchase all outstanding Shares in the Offer and to provide funding in connection with the Merger was approximately $28 million, excluding related transaction fees and expenses, a portion of which was funded by Parent and Purchaser.

The information contained in the Introductory Note, Item 3.01 and Item 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 28, 2014.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In accordance with the terms of the Merger Agreement, the directors of Purchaser immediately prior to the Effective Time, namely Justin Hillenbrand, Austin Forsyth and John Stewart, became the only directors of the Company effective as of, and immediately following, the Effective Time.

In accordance with the terms of the Merger Agreement, as of the Effective Time James R. Bazet ceased serving as Chief Executive Officer of the Company.

The disclosure contained in the Introductory Note is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on August 28, 2014.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation, as amended, and its bylaws, as amended, were each amended and restated in their entirety effective as of October 8, 2014. Copies of the amended and restated certificate of incorporation and bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, by and among Venom Electronics Holdings, Inc., Venom Electronics Merger Sub, Inc. and Cobra Electronics Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 28, 2014).*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014	COBRA ELECTRONICS CORPORATION

	By:	/s/ Robert J. Ben
	Name:	Robert J. Ben
	Title:	Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 27, 2014, by and among Venom Electronics Holdings, Inc., Venom Electronics Merger Sub, Inc. and Cobra Electronics Corporation (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 28, 2014).*

3.1	Amended and Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

*	The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.